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                                                                      Exhibit 5

                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109


                                            July 27, 1998



Open Market, Inc.
One Wayside Road
Burlington, Massachusetts 01803

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 4,500,000 shares of common stock, $.001 par value per share (the "Shares"), of Open Market, Inc. (the "Company"), issuable under the Company's 1994 Stock Incentive Plan and 1996 Employee Stock Purchase Plan (the "Plans").

     We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement to be issued under the Plans have been duly and validly authorized for issuance and when issued against payment therefor in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                               Very truly yours,

                                               /s/ Hale and Dorr LLP

                                               HALE AND DORR LLP